ELEVATE CREDIT ANNOUNCES FIRST QUARTER 2021 RESULTS1
Continued Strong Credit Quality and Profitability

FORT WORTH, TX - May 3, 2021 - Elevate Credit, Inc. (NYSE: ELVT) (“Elevate” or the “Company”), a leading tech-enabled provider of innovative and responsible online credit solutions for non-prime consumers, today announced results for the first quarter ended March 31, 2021.

“Elevate continues to deliver exceptionally strong bottom line growth,” said Elevate CEO, Jason Harvison. “The recent stimulus combined with tax return refunds has led to low delinquencies and more customers returning to their normal payment schedules. At the end of March, the percentage of customers in an active payment flexibility program was 3%, down from 9% at year end. The team is focused on our return to growth strategy as we anticipate overall portfolio growth in the second half of the year.”

First Quarter 2021 Financial Results2

•Net income (loss): Net income for the three months ended March 31, 2021 totaled $12.7 million, up $17.6 million compared to a net loss of $4.9 million in the first quarter of 2020. Fully diluted earnings per share for the first quarter of 2021 totaled $0.34, an increase from a $(0.11) loss per fully diluted share a year ago. Net income from continuing operations for the first quarter of 2021 totaled $12.7 million, an increase of $4.8 million, compared to $7.9 million in the first quarter of 2020 (excluding the net loss from the discontinued operations of the UK).
•Adjusted earnings: Adjusted earnings were $12.7 million for the three months ended March 31, 2021, up $1.5 million from $11.2 million in the first quarter of 2020. Adjusted diluted earnings per share for the first quarter of 2021 totaled $0.34 per fully diluted share, a 31% increase from $0.26 per fully diluted share in the first quarter of 2020. See "Non-GAAP Financial Measures" for a reconciliation of the non-GAAP measures of adjusted earnings and adjusted diluted earnings per share.
•Revenue: Revenues decreased during the first quarter of 2021 to $89.7 million, compared to $162.5 million for the first quarter of 2020. The decrease in revenue is attributable to reductions in loan origination volume and lower effective APRs earned on the loan portfolio due to the economic crisis created by the COVID-19 pandemic beginning in March 2020.
•Combined loans receivable - principal: Combined loans receivable - principal totaled $353.1 million at March 31, 2021, a decrease of $200.4 million, or 36%, from $553.5 million at March 31, 2020. The number of new and former customer loans originated during the first quarter of 2021 totaled approximately 26,800 loans, a decrease from approximately 52,400 in the prior year first quarter. These decreases were also due to the COVID-19 pandemic and lower loan demand due to Federal monetary stimulus payments received by our customers in the first quarter of 2021.
__________________________
1Our 2021 results and comparable periods are presented on a continuing operations basis and exclude the results of discontinued operations in the UK, unless otherwise stated. Elevate exited the UK market in the second quarter of 2020.
2Adjusted EBITDA, Adjusted EBITDA margin, combined loans receivable - principal, combined loans receivable, combined loan loss reserve, adjusted earnings and adjusted diluted earnings per share are non-GAAP financial measures. These terms are defined elsewhere in this release. Please see the schedules appearing later in this release for reconciliations of these non-GAAP measures to the most directly comparable GAAP measures.

•Credit quality: The combined loan loss reserve at March 31, 2021 totaled $39.2 million, or 10% of combined loans receivable a decrease of 300 basis points when compared to the same period for the prior year. Combined loans receivable - principal that were past due at the end of the first quarter of 2021 totaled 6%, down from 10% for the first quarter of 2020.
•Adjusted EBITDA: Adjusted EBITDA totaled $31.6 million in the first quarter of 2021, down 9.5% from $34.9 million in the first quarter of 2020. The Adjusted EBITDA margin for the first quarter of 2021 was 35.2%, up from 21.5% in the prior-year first quarter.

Impact of COVID-19 on Credit Quality

The Company and the bank originators are proud of the assistance that we were able to provide to borrowers through payment flexibility tools which allowed customers to manage through hardships created by the COVID-19 pandemic. As the economy continues to expand and customers find financial stability, we've seen a decrease in the number of customers in an active payment flexibility program. As of March 31, 2021, 3% of customers are in an active payment flexibility program for a total of $11.8 million in loans with deferred payments. This compares to $34.6 million in loans with deferred payments, or 9% of customers, as of December 31, 2020.

Liquidity and Capital Resources

The Company paid down its debt facilities by over $97 million in January 2021, including the remaining $18.1 million balance of the 4th Tranche Term Note, which was scheduled to mature on February 1, 2021.

In January 2021, the Company’s Board of Directors authorized a $25 million increase to the Company’s existing $30 million common stock repurchase program, providing for the repurchase of up to $55 million of the Company’s common stock through July 31, 2024. During the first quarter of 2021, the Company purchased $10.8 million of common shares (2.5 million common shares) under the Company's previously approved common stock repurchase program or roughly 6.5% of common shares outstanding at the beginning of 2021. As of March 31, 2021, the Company has repurchased approximately 23% of all common shares issued and outstanding since August 2019 under this common stock repurchase program.

As of March 31, 2021, the Company is in compliance with all debt facility covenants.

Financial Outlook

As previously announced, the Company does not plan to issue 2021 earnings guidance at this time due to the uncertain impact on our business and results of operations resulting from the COVID -19 pandemic, including any past and future Federal monetary stimulus payments by the Federal government.

Conference Call

The Company will host a conference call to discuss its first quarter 2021 financial results on Monday, May 3, at 4:00pm Central Time / 5:00pm Eastern Time. Interested parties may access the conference call live over the phone by dialing 1-877-407-0792 (domestic) or 1-201-689-8263 (international) and requesting the Elevate Credit First Quarter 2021 Earnings Conference Call. Participants are asked to dial in a few minutes prior to the call to register for the event. The conference call will also be webcast live through Elevate’s Investor Relations website at https://investors.elevate.com/corporate-profile/.

An audio replay of the conference call will be available approximately three hours after the conference call until 11:59 pm ET on May 17, 2021, and can be accessed by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international), and providing the passcode 13718523, or by accessing Elevate’s Investor Relations website.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as "may," "will," "might," "expect," "believe," "anticipate," "could," "would," "estimate," "continue," "pursue," or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding future performance. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “likely” and other words and terms of similar meaning. The forward-looking statements include statements regarding our expectations regarding the underwriting changes implemented by us and the bank originators we support to address credit risk associated with loan originations during the economic crisis created by the COVID-19 pandemic, and the uncertain impact on our business and results of operations resulting from the COVID-19 pandemic, including from payment of the second and third rounds of Federal monetary stimulus and potential future additional stimulus payments by the Federal government. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks and uncertainties include, but are not limited to: the effect of the COVID-19 pandemic and various policies being implemented to prevent its spread on the Company's business, financial condition and results of operations; the Company’s limited operating history in an evolving industry; the Company’s ability to grow revenue and maintain or achieve consistent profitability in the future; new laws and regulations in the consumer lending industry in many jurisdictions that could restrict the consumer lending products and services the Company offers, impose additional compliance costs on the Company, render the Company’s current operations unprofitable or even prohibit the Company’s current operations; scrutiny by regulators and payment processors of certain online lenders’ access to the Automated Clearing House system to disburse and collect loan proceeds and repayments; a lack of sufficient debt financing at acceptable prices or disruptions in the credit markets; the impact of competition in our industry and innovation by our competitors; our ability to prevent security breaches, disruption in service and comparable events that could compromise the personal and confidential information held in our data systems, reduce the attractiveness of our platform or adversely impact our ability to service loans; and other risks related to litigation, compliance and regulation. Additional factors that could cause actual results to differ are discussed under the heading "Risk Factors" and in other sections of the Company's most recent Annual Report on Form 10-K, and in the Company's other current and periodic reports filed from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Elevate
Elevate (NYSE: ELVT), together with the banks that license its marketing and technology services, has originated $9.0 billion in non-prime credit to more than 2.5 million non-prime consumers to date and has saved its customers more than $8.2 billion versus the cost of payday loans. Its responsible, tech-enabled online credit solutions provide immediate relief to customers today and help them build a brighter financial future. The company is committed to rewarding borrowers’ good financial behavior with features like interest rates that can go down over time, free financial training and free credit monitoring. Elevate’s suite of groundbreaking credit products includes RISE, Elastic and Today Card. For more information, please visit http://www.elevate.com.

Investor Relations:

Solebury Trout
Sloan Bohlen, (817) 928-1646
investors@elevate.com

or

Media Inquiries:

Solebury Trout
James McCusker, (203) 585-4750
jmccusker@soleburytrout.com

Elevate Credit, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
(Dollars in thousands, except share and per share amounts)	2021	2020
Revenues	$89,733	$162,467
Cost of sales:
Provision for loan losses	20,970	78,575
Direct marketing costs	4,383	10,969
Other cost of sales	2,047	2,670
Total cost of sales	27,400	92,214
Gross profit	62,333	70,253
Operating expenses:
Compensation and benefits	19,008	23,474
Professional services	7,079	7,926
Selling and marketing	533	954
Occupancy and equipment	4,956	4,636
Depreciation and amortization	5,243	4,296
Other	775	1,071
Total operating expenses	37,594	42,357
Operating income	24,739	27,896
Other expense:
Net interest expense	(8,786)	(13,656)
Non-operating income (loss)	207	(4,263)
Total other expense	(8,579)	(17,919)
Income from continuing operations before taxes	16,160	9,977
Income tax expense	3,444	2,055
Net income from continuing operations	12,716	7,922
Net loss from discontinued operations	—	(12,833)
Net income (loss)	$12,716	$(4,911)

Basic earnings per share
Continuing operations	$0.35	$0.18
Discontinued operations	—	(0.29)
Basic earnings (loss) per share	$0.35	$(0.11)

Diluted earnings per share
Continuing operations	$0.34	$0.18
Discontinued operations	—	(0.29)
Diluted earnings (loss) per share	$0.34	$(0.11)

Basic weighted average shares outstanding	36,582,502	43,161,716
Diluted weighted average shares outstanding	37,579,050	43,631,737

Elevate Credit, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

(Dollars in thousands)	March 31, 2021	December 31, 2020
ASSETS
Cash and cash equivalents*	$140,300	$197,983
Restricted cash*	3,035	3,135
Loans receivable, net of allowance for loan losses of $39,037 and $48,399, respectively*	335,285	374,832
Prepaid expenses and other assets*	10,806	10,060
Operating lease right of use assets	7,304	8,320
Receivable from CSO lenders	198	1,255
Receivable from payment processors*	5,263	6,147
Deferred tax assets, net	22,600	25,958
Property and equipment, net	32,547	34,000
Goodwill, net	6,776	6,776
Intangible assets, net	230	1,133
Total assets	$564,344	$669,599

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued liabilities*	$42,816	$52,252
Operating lease liabilities	11,294	11,952
Deferred revenue*	2,226	3,134
Notes payable, net*	341,035	438,403
Total liabilities	397,371	505,741
COMMITMENTS, CONTINGENCIES AND GUARANTEES
STOCKHOLDERS’ EQUITY
Preferred stock	—	—
Common stock	18	18
Additional paid-in capital	201,618	200,433
Treasury stock	(26,611)	(16,492)
Accumulated deficit	(8,052)	(20,101)
Total stockholders’ equity	166,973	163,858
Total liabilities and stockholders’ equity	$564,344	$669,599

* These balances include certain assets and liabilities of variable interest entities (“VIEs”) that can only be used to settle the liabilities of that respective VIE. All assets of the Company are pledged as security for the Company’s outstanding debt, including debt held by the VIEs.

Non-GAAP Financial Measures

This press release and the attached financial tables contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings, adjusted diluted earnings per share, combined loans receivable - principal, combined loans receivable and combined loan loss reserve.

Adjusted Earnings Measures

In addition to the financial information prepared in accordance with GAAP, Elevate uses certain non-GAAP measures such as “Adjusted EBITDA”, "Adjusted EBITDA margin", "Adjusted earnings", and "Adjusted diluted earnings per share" (collectively, "Adjusted Earnings Measures") in assessing its operating performance. Elevate believes these non-GAAP measures are appropriate measures to be used in evaluating the performance of its business.

Elevate defines Adjusted EBITDA as net income from continuing operations excluding the impact of income tax expense, non-operating (income) loss, net interest expense, share-based compensation expense and depreciation and amortization expense. Elevate defines Adjusted EBITDA margin as Adjusted EBITDA divided by revenue.

Elevate defines Adjusted earnings as net income from continuing operations excluding the impact of a contingent loss related to a legal matter (tax effected). Elevate defines Adjusted diluted earnings per share as Adjusted earnings divided by Diluted weighted average shares outstanding.

Management believes that Adjusted Earnings Measures are useful supplemental measures to assist management and investors in analyzing the operating performance of the business and provide greater transparency into the results of operations of our core business. Management uses these non-GAAP financial measures frequently in its decision-making because it provides supplemental information that facilitates internal comparisons to the historical operating performance of prior periods and gives an additional indication of Elevate’s core operating performance. Elevate includes these non-GAAP financial measures in its earnings announcement in order to provide transparency to its investors and enable investors to better compare its operating performance with the operating performance of its competitors.

Adjusted Earnings Measures should not be considered as alternatives to net income or any other performance measure derived in accordance with GAAP. Management's use of Adjusted Earnings Measures has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Some of these limitations are:
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect expected cash capital expenditure requirements for such replacements or for new capital assets;
•Adjusted EBITDA does not reflect changes in, or cash requirements for, the Company's working capital needs; and
•Adjusted EBITDA does not reflect interest associated with notes payable used for funding customer loans, for other corporate purposes or tax payments that may represent a reduction in cash available to the Company.

Additionally, Elevate’s definition of Adjusted Earnings Measures may not be comparable to similarly titled measures reported by other companies.

The following table presents a reconciliation of Adjusted EBITDA and Adjusted EBITDA margin to Elevate’s net income from continuing operations for the three months ended March 31, 2021 and 2020:

	Three Months Ended March 31,
(Dollars in thousands)	2021	2020
Net income from continuing operations	$12,716	$7,922
Adjustments:
Net interest expense	8,786	13,656
Share-based compensation	1,602	2,748
Depreciation and amortization	5,243	4,296
Non-operating (income) loss	(207)	4,263
Income tax expense	3,444	2,055
Adjusted EBITDA	$31,584	$34,940

Adjusted EBITDA margin	35.2%	21.5%

Adjusted earnings and adjusted diluted earnings per share

For the three months ended March 31, 2020, the Company recognized $4.3 million of charges related to a contingent loss on a legal matter in Non-operating loss. The following table presents a reconciliation of Net income from continuing operations and diluted earnings per share - continuing operations to Adjusted earnings and Adjusted diluted earnings per share, which excludes the impact of the contingent loss.

	Three Months Ended March 31,
(Dollars in thousands except per share amounts)	2021	2020
Net income from continuing operations	$12,716	$7,922
Impact of contingent loss related to a legal matter	—	4,263
Cumulative tax effect of adjustments	—	(1,006)
Adjusted earnings	$12,716	$11,179

Diluted earnings per share - continuing operations	$0.34	$0.18
Impact of contingent loss related to a legal matter	—	0.10
Cumulative tax effect of adjustments	—	(0.02)
Adjusted diluted earnings per share	$0.34	$0.26

Supplemental Schedules

Revenue by Product

	Three Months Ended March 31, 2021
	Rise (1)	Elastic	Today
(Dollars in thousands)	(Installment Loans)	(Lines of Credit)	(Credit Card)	Total
Average combined loans receivable – principal(2)	$217,679	$147,063	$14,135	$378,877
Effective APR	100%	95%	32%	96%
Finance charges	$53,743	$34,370	$1,110	$89,223
Other	62	50	398	510
Total revenue	$53,805	$34,420	$1,508	$89,733

	Three Months Ended March 31, 2020
	Rise (1)	Elastic	Today
(Dollars in thousands)	(Installment Loans)	(Lines of Credit)	(Credit Card)	Total
Average combined loans receivable – principal(2)	$339,264	$239,289	$4,617	$583,170
Effective APR	123%	98%	35%	112%
Finance charges	$103,505	$58,175	$399	$162,079
Other	99	171	118	388
Total revenue	$103,604	$58,346	$517	$162,467

(1)    Includes loans originated by third-party lenders through the CSO programs, which are not included in the Company's condensed consolidated financial statements.
(2)    Average combined loans receivable - principal is calculated using daily principal balances. See the "Combined Loan Information" section for a reconciliation of this non-GAAP measure to the most comparable GAAP measure.

Loan Loss Reserve by Product

	Three Months Ended March 31, 2021
	Rise	Elastic	Today
(Dollars in thousands)	(Installment Loans)	(Lines of Credit)	(Credit Card)	Total
Combined loan loss reserve(1):
Beginning balance	$33,968	$13,201	$1,910	$49,079
Net charge-offs	(22,674)	(7,543)	(673)	(30,890)
Provision for loan losses	15,298	5,091	581	20,970
Ending balance	$26,592	$10,749	$1,818	$39,159
Combined loans receivable(1)(2)	$217,705	$141,647	$15,152	$374,504
Combined loan loss reserve as a percentage of ending combined loans receivable	12%	8%	12%	10%
Net charge-offs as a percentage of revenues	42%	22%	45%	34%
Provision for loan losses as a percentage of revenues	28%	15%	39%	23%

	Three Months Ended March 31, 2020
	Rise	Elastic	Today
(Dollars in thousands)	(Installment Loans)	(Lines of Credit)	(Credit Card)	Total
Combined loan loss reserve(1):
Beginning balance	$52,099	$28,852	$1,041	$81,992
Net charge-offs	(54,961)	(27,205)	(642)	(82,808)
Provision for loan losses	54,569	23,497	509	78,575
Ending balance	$51,707	$25,144	$908	$77,759
Combined loans receivable(1)(2)	$346,212	$234,644	$5,404	$586,260
Combined loan loss reserve as a percentage of ending combined loans receivable	15%	11%	17%	13%
Net charge-offs as a percentage of revenues	53%	47%	124%	51%
Provision for loan losses as a percentage of revenues	53%	40%	98%	48%

(1)    Not a financial measure prepared in accordance with GAAP. See the "Combined Loan Information" section for a reconciliation of this non-GAAP measure to the most comparable GAAP measure.
(2)    Includes loans originated by third-party lenders through the CSO programs, which are not included in the Company's condensed consolidated financial statements.

Customer Loan Data by Product

	Three Months Ended March 31, 2021
	Rise	Elastic	Today
(Dollars in thousands)	(Installment Loans)	(Lines of Credit)	(Credit Card)	Total
Beginning number of combined loans outstanding	103,940	100,105	10,803	214,848
New customer loans originated	8,656	2,852	2,382	13,890
Former customer loans originated	12,856	94	—	12,950
Attrition	(33,944)	(13,030)	(383)	(47,357)
Ending number of combined loans outstanding	91,508	90,021	12,802	194,331
Customer acquisition cost	$327	$475	$83	$316
Average customer loan balance	$2,209	$1,514	$1,149	$1,817

	Three Months Ended March 31, 2020
	Rise	Elastic	Today
(Dollars in thousands)	(Installment Loans)	(Lines of Credit)	(Credit Card)	Total
Beginning number of combined loans outstanding	152,435	146,317	3,207	301,959
New customer loans originated	24,413	9,765	1,572	35,750
Former customer loans originated	16,556	131	—	16,687
Attrition	(50,771)	(21,973)	(166)	(72,910)
Ending number of combined loans outstanding	142,633	134,240	4,613	281,486
Customer acquisition cost	$309	$334	$110	$307
Average customer loan balance	$2,269	$1,674	$1,134	$1,966

Combined Loan Information

The Elastic line of credit product is originated by a third-party lender, Republic Bank, which initially provides all of the funding for that product. Republic Bank retains 10% of the balances of all of the loans originated and sells a 90% loan participation in the Elastic lines of credit to a third party SPV, Elastic SPV, Ltd. Elevate is required to consolidate Elastic SPV, Ltd. as a variable interest entity under GAAP and the condensed consolidated financial statements include revenue, losses and loans receivable related to the 90% of Elastic lines of credit originated by Republic Bank and sold to Elastic SPV, Ltd.
Since the fourth quarter of 2018, the Company licensed its Rise installment loan brand to a third-party lender, FinWise Bank, which originates Rise installment loans in seventeen states. FinWise Bank initially provides all of the funding, retains 4% of the balances of all of the loans originated and sells the remaining 96% loan participation in those Rise installment loans to a third party SPV, EF SPV, Ltd. Elevate is required to consolidate EF SPV, Ltd. as a variable interest entity under GAAP and the condensed consolidated financial statements include revenue, losses and loans receivable related to the 96% of Rise installment loans originated by FinWise Bank and sold to EF SPV, Ltd.
Since the third quarter of 2020, the Company also licenses its Rise installment loan brand to an additional third-party lender, Capital Community Bank ("CCB"), which originates Rise installment loans in three states. Similar to the relationship with FinWise Bank, CCB initially provides all of the funding, retains 5% of the balances of all of the loans originated and sells the remaining 95% loan participation in those Rise installment loans to a third-party SPV, EC SPV, Ltd. Elevate is required to consolidate EC SPV, Ltd. as a variable interest entity under GAAP and the condensed consolidated financial statements include revenue, losses and loans receivable related to the 95% of the Rise installment loans originated by CCB and sold to EC SPV, Ltd.

Elevate defines combined loans receivable - principal as loans owned by the Company plus loans originated and owned by third-party lenders pursuant to our CSO programs. Under these programs, the Company does not make Rise loans directly, but rather acts as a Credit Services Organization (which is also known as a Credit Access Business), or, “CSO,” and the loans are originated by an unaffiliated third party. There were no new loan originations in the first quarter of 2021 under our CSO programs, but the Company continues to have obligations as the CSO until the wind-down of this portfolio is complete. Elevate defines combined loan loss reserve as the loan loss reserve for loans owned by the Company plus the loan loss reserve for loans originated and owned by third-party lenders and guaranteed by the Company. The information presented in the tables below on a combined basis are non-GAAP measures based on a combined portfolio of loans, which includes the total amount of outstanding loans receivable that the Company owns and that are on the Company's condensed consolidated balance sheets plus outstanding loans receivable originated and owned by third parties that the Company guarantees pursuant to CSO programs in which the Company participates.
The Company believes these non-GAAP measures provide investors with important information needed to evaluate the magnitude of potential loan losses and the opportunity for revenue performance of the combined loan portfolio on an aggregate basis. The Company also believes that the comparison of the combined amounts from period to period is more meaningful than comparing only the amounts reflected on the Company's condensed consolidated balance sheets since both revenues and cost of sales as reflected in the Company's condensed consolidated financial statements are impacted by the aggregate amount of loans the Company owns and those CSO loans the Company guarantees.
The Company's use of total combined loans and fees receivable has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Some of these limitations are:
•Rise CSO loans are originated and owned by a third-party lender; and
•Rise CSO loans are funded by a third-party lender and are not part of the VPC Facility.

As of each of the period ends indicated, the following table presents a reconciliation of:
•Loans receivable, net, Company owned (which reconciles to the Company's condensed consolidated balance sheets included elsewhere in this press release);
•Loans receivable, net, guaranteed by the Company;
•Combined loans receivable (which the Company uses as a non-GAAP measure); and
•Combined loan loss reserve (which the Company uses as a non-GAAP measure).

	2020				2021
(Dollars in thousands)	March 31	June 30	September 30	December 31	March 31
Company Owned Loans:
Loans receivable – principal, current, company owned	$486,396	$387,939	$346,380	$372,320	$331,251
Loans receivable – principal, past due, company owned	53,923	18,917	21,354	25,563	21,678
Loans receivable – principal, total, company owned	540,319	406,856	367,734	397,883	352,929
Loans receivable – finance charges, company owned	31,621	25,606	24,117	25,348	21,393
Loans receivable – company owned	571,940	432,462	391,851	423,231	374,322
Allowance for loan losses on loans receivable, company owned	(76,188)	(59,438)	(49,909)	(48,399)	(39,037)
Loans receivable, net, company owned	$495,752	$373,024	$341,942	$374,832	$335,285
Third Party Loans Guaranteed by the Company:
Loans receivable – principal, current, guaranteed by company	$12,606	$6,755	$9,129	$1,795	$145
Loans receivable – principal, past due, guaranteed by company	564	117	314	144	15
Loans receivable – principal, total, guaranteed by company(1)	13,170	6,872	9,443	1,939	160
Loans receivable – finance charges, guaranteed by company(2)	1,150	550	679	299	22
Loans receivable – guaranteed by company	14,320	7,422	10,122	2,238	182
Liability for losses on loans receivable, guaranteed by company	(1,571)	(1,156)	(1,421)	(680)	(122)
Loans receivable, net, guaranteed by company(3)	$12,749	$6,266	$8,701	$1,558	$60
Combined Loans Receivable(3):
Combined loans receivable – principal, current	$499,002	$394,694	$355,509	$374,115	$331,396
Combined loans receivable – principal, past due	54,487	19,034	21,668	25,707	21,693
Combined loans receivable – principal	553,489	413,728	377,177	399,822	353,089
Combined loans receivable – finance charges	32,771	26,156	24,796	25,647	21,415
Combined loans receivable	$586,260	$439,884	$401,973	$425,469	$374,504
Combined Loan Loss Reserve(3):
Allowance for loan losses on loans receivable, company owned	$(76,188)	$(59,438)	$(49,909)	$(48,399)	$(39,037)
Liability for losses on loans receivable, guaranteed by company	(1,571)	(1,156)	(1,421)	(680)	(122)
Combined loan loss reserve	$(77,759)	$(60,594)	$(51,330)	$(49,079)	$(39,159)
Combined loans receivable – principal, past due(3)	$54,487	$19,034	$21,668	$25,707	$21,693
Combined loans receivable – principal(3)	553,489	413,728	377,177	399,822	353,089
Percentage past due	10%	5%	6%	6%	6%
Combined loan loss reserve as a percentage of combined loans receivable(3)(4)	13%	14%	13%	12%	10%
Allowance for loan losses as a percentage of loans receivable – company owned	13%	14%	13%	11%	10%

(1)    Represents loans originated by third-party lenders through the CSO programs, which are not included in the Company's condensed consolidated financial statements.
(2)    Represents finance charges earned by third-party lenders through the CSO programs, which are not included in the Company's condensed consolidated financial statements.
(3)    Non-GAAP measure.
(4)    Combined loan loss reserve as a percentage of combined loans receivable is determined using period-end balances.